EXHIBIT 99.1

LENOX GROUP INC. TO EXPLORE STRATEGIC ALTERNATIVES

-- Completes Fiscal 2007 with $66.9 Million of Borrowing Availability --

-- Board Adopts Stockholder Rights Plan --

January 14, 2008 – Eden Prairie, MN – Lenox Group Inc. (NYSE: LNX) (“Lenox” or the “Company”), a leading tabletop, giftware and collectible company, announced today that it will explore strategic alternatives aimed at enhancing shareholder value. The Board has also adopted a Stockholder Rights Plan (the “Rights Plan”). The Rights Plan is designed to reduce the likelihood that a potential acquirer would gain control of Lenox by open market accumulation or other coercive takeover tactics without paying a premium for the Company’s shares.

Marc Pfefferle, interim Chief Executive Officer said, “It is our belief that the current stock price does not reflect the underlying value of our brands, our business or the full impact of our continuing business improvements. We have been approached by several parties who have expressed an interest in recapitalizing, combining with or acquiring Lenox or parts of Lenox. While our financial and operational performance and working capital has been improving, we continue to face challenging business and economic conditions. Additional financial resources would be a significant benefit to our Company, giving us the opportunity to increase our business scale and strength. Therefore, our Board has concluded that it is in the best interests of all Lenox shareholders to conduct an orderly and comprehensive review and evaluation of strategic, operational and financial alternatives available to us including, but not limited to, a potential sale or merger of the Company, a potential sale of part of the Company, or raising additional equity capital to enhance the growth prospects of the business.”

The strategic review process is expected to take approximately six months but timing is flexible. There can be no assurance that strategic alternatives will be available or that the Company will elect to consummate any such alternatives. The Company does not intend to provide updates or make any further comment until the outcome of the process is determined or until there are significant developments. Berenson & Company, LLC is providing financial advice and Dorsey & Whitney LLP is providing legal advice to the Company in connection with this review process.

Liquidity Position

Pfefferle also said, “We have made progress in reducing inventory levels and working capital requirements and are pleased to announce today that Lenox Group Inc. ended Fiscal 2007 with $66.9 million of borrowing availability under its revolving loan agreement. This compares favorably to the Company’s borrowing availability of $47.6 million at the end of Fiscal 2006 and the 2007 year-end budget of $48.4 million.”

The Company is in the process of finalizing its financials for Fiscal 2007 and anticipates that it will have complete audited results filed in a 10-K on or about March 13, 2008. Sales in 2007 are expected to be lower than budgeted, but the Company’s sales results will be partially offset by substantial cost reductions and margin improvements made in 2007. Pfefferle added, “As we begin Fiscal 2008, we remain concerned about the state of the economy and retail environment. We intend to meet the challenges of 2008 with improved product offerings, which have already received positive responses from the trade, excellence in execution and a continuing focus on improving efficiencies and reducing costs.”

Stockholder Rights Plan

Under the Rights Plan adopted by the Board, one right will be distributed for each share of Lenox common stock outstanding at the close of business on January 28, 2008. If any person or group acquires 15% or more of the outstanding shares of Lenox common stock, there will be a triggering event under the Rights Plan causing substantial dilution to such person or group. Any person or group who currently owns in excess of 15% of the outstanding shares of Lenox common stock will not trigger the Rights Plan until such person or group acquires additional shares of common stock. At any time prior to the date of a public announcement of a triggering event, the Board may redeem the rights in whole, but not in part, at a price of $0.001 per right. In addition, the Rights Plan includes a provision that the exercise of rights will not be triggered by a qualifying offer, as defined in the Rights Plan, if holders of at least 10% of shares of common stock outstanding (excluding shares of common stock owned by the party making the offer) request that a special meeting of Lenox stockholders be convened, and, at such meeting, a majority of shares of common stock outstanding (excluding shares of common stock owned by the party making the offer) votes to redeem all of the outstanding rights. The Rights Plan will be in effect for three years, until January 14, 2011. A committee of independent directors of the Lenox Board will assess annually whether the Rights Plan remains in the best interests of all Lenox stockholders.

A copy of the Rights Plan will be filed with the SEC and will be publicly accessible via the EDGAR database at www.sec.gov.

Director Resignation

Effective January 8, 2008, Cesar A. Baez resigned for personal reasons as a member of the Board of Directors and as a member of the Board’s Audit Committee and Executive Committee. Upon Mr. Baez’s resignation, the agreement between Lenox and Clinton Group, Inc., effective as of April 13, 2007, expired by its terms, including Clinton Group’s obligation under that agreement to not exceed an 18% ownership interest in the Company.

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About Lenox Group Inc.

Lenox Group Inc. is a market leader in quality tabletop, collectible and giftware products sold under the Lenox, Department 56, Gorham and Dansk brand names. The Company sells its products through wholesale customers who operate gift, specialty and department store locations in the United States and Canada, Company-operated retail stores, and direct-to-the-consumer channels including catalogs, direct mail, and the Internet.

FORWARD-LOOKING STATEMENTS

Any conclusions or expectations expressed in, or drawn from, the statements in this filing concerning matters that are not historical corporate financial results are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. All statements regarding the Company’s expected plans are forward-looking statements including statements related to the engagement of a financial advisor and the Company’s decision to explore strategic alternatives, including a potential sale or merger of the Company, a potential sale of part of the Company, and raising additional equity capital. The words “anticipates,” “will,” “expect,” “intends,” and words of similar meaning identify forward-looking statements. Forward-looking statements also include statements of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including, but not limited to, the Company’s ability to successfully implement a strategic alternative, the decision by the Company to explore one or more strategic alternatives, whether the strategic alternatives could result in increasing shareholder value, whether the engagement of Berenson will result in a strategic alternative pursued or effected by the Company, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. A further description of these risks and uncertainties and other important factors and assumptions that could cause actual results to differ materially from the Company’s expectations can be found in Item 1A of the Company’s Annual Report on Form 10-K for 2006 dated March 15, 2007 and filed under the Securities Exchange Act of 1934, and in the Company’s other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference. The expectations and assumptions reflected in such forward-looking statements may prove incorrect. The Company does not undertake any obligation to update or publish in the future any forward-looking statements.

Contact:

Fred Spivak

COO, CFO Lenox Group, Inc.

(267) 525-5095